Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2021 Results

LOUISVILLE, KY. (October 28, 2021) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 28, 2021.

Financial Results

Financial results for the 13 and 39 weeks ended September 28, 2021, September 29, 2020, and September 24, 2019 were as follows:

	Third Quarter
($000's)				% change
	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$868,943	$631,185	$650,489	37.7%	33.6%
Income from operations	61,698	34,976	44,884	76.4%	37.5%
Net income	52,606	29,230	36,531	80.0%	44.0%
Diluted earnings per share	$0.75	$0.42	$0.52	79.3%	43.6%

	Year to Date
				% change
	2021	2020	2019	vs. 2020	vs. 2019
Total revenue	$2,568,360	$1,760,134	$2,030,925	45.9%	26.5%
Income from operations	232,353	3,448	158,612	6638.8%	46.5%
Net income	192,236	11,706	131,766	1542.2%	45.9%
Diluted earnings per share	$2.74	$0.17	$1.85	1535.1%	48.3%

Results for the third quarter included the following:

•	Comparable restaurant sales at company restaurants increased 30.2% and 22.3% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 33.5% and 20.4% compared to 2020 and 2019, respectively;
•	Average weekly sales at company restaurants were $120,094 of which 15.1% were to-go sales;
•	Seven company restaurants, including one Bubba’s 33 were opened;
•	Restaurant margin, as a percentage of restaurant and other sales, increased 111 basis points to 15.7% compared to the prior year as the increase in comparable restaurant sales was partially offset by higher food and beverage costs. The higher costs were driven by commodity inflation of 13.9% primarily related to higher beef costs. Restaurant margin dollars increased to $135.1 million from $91.1 million in the prior year;

 1 Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured for comparison to 2020 and for restaurants open a full 30 months before the beginning of the period measured for comparison to 2019.

•	Diluted earnings per share increased to $0.75 from $0.42 in the prior year due to the increase in restaurant margin dollars partially offset by an increase in general and administrative expenses;
•	The Company resumed the repurchase of shares under the stock repurchase program, purchasing 161,034 shares of common stock for $14.7 million; and,
•	The Company ended the quarter with $436.6 million of cash on hand and continued to maintain debt of $190.0 million.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales at company restaurants increased 39.5% and 17.3% compared to 2020 and 2019, respectively[1]. Comparable restaurant sales at domestic franchise restaurants increased 38.5% and 14.8% compared to 2020 and 2019, respectively;
•	Average weekly sales at company restaurants were $120,271 of which 18.0% were to-go sales;
•	18 company restaurants, including four Bubba’s 33, and two franchise restaurants were opened;
•	Restaurant margin, as a percentage of restaurant and other sales, increased 690 basis points to 17.3% compared to the prior year as the increase in comparable restaurant sales was partially offset by higher food and beverage costs as well as the prior year impact of the pandemic. Restaurant margin dollars increased to $440.9 million from $181.6 million in the prior year; and,
•	Diluted earnings per share increased to $2.74 from $0.17 in the prior year due to the increase in restaurant margin dollars partially offset by an increase in general and administrative expenses and income tax expense.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “The demand for our brands has never been stronger, as our operators continue to provide a legendary experience to a historic number of guests. There is no doubt that our industry is being challenged in a number of ways including higher food costs, supply chain shortages, and a tight labor market. We are managing through these pressures and staying committed to our long-term fundamentals. I want to thank our entire team for their legendary dedication and commitment.”

Morgan continued, “Our strong cashflow continues to solidify our financial position and allowed us to resume the repurchase of common stock this quarter, continue our payment of quarterly dividends, open new restaurants, and grow our development pipeline. In addition, we signed the first franchise development agreement for our fast-casual Jaggers concept this quarter. We remain excited about our growth opportunities across all three of our brands.”

Franchise acquisitions

The Company has tentatively agreed to acquire seven franchise restaurants with a targeted close date as of the beginning of our 2022 fiscal year. These acquisitions are subject to the completion of customary negotiations and due diligence.

2021 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our fourth quarter of fiscal 2021 increased 22.6% and 23.6% compared to our 2020 and 2019 periods, respectively. In addition, the Company recently implemented a menu price increase of 4.2%.

Management updated the following expectations for 2021:

•	Commodity cost inflation of approximately 10%.

Management reiterated the following expectations for 2021:

•	26 to 29 company restaurant openings across all concepts;
•	Store week growth of approximately 5.0%; and,
•	Total capital expenditures of approximately $200 million.

2022 Outlook

Management provided the following initial expectations for 2022:

•	Positive comparable restaurant sales growth including the benefit of 2021 menu pricing actions;
•	25 to 30 Texas Roadhouse and Bubba’s 33 company restaurant openings;
•	Store week growth of 5% to 6%, excluding the impact of potential franchise acquisitions;

•	Commodity cost inflation in the high teens in the first half of 2022;
•	Wage and other inflation of approximately 6%;
•	An effective income tax rate of approximately 15% excluding the impact of any legislative changes enacted; and,
•	Total capital expenditures of approximately $230 million including as many as six relocations.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, October 28, 2021 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (844) 200-6205 or (929) 526-1599 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (866) 813-9403 or (929) 458-6194 for international calls, and use 963633 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 650 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 pandemic, including reinstated dining room capacity restrictions or closures, and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 29, 2020. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 28, 2021	September 29, 2020	September 28, 2021	September 29, 2020
Revenue:
Restaurant and other sales	$862,757	$626,429	$2,550,124	$1,747,145
Franchise royalties and fees	6,186	4,756	18,236	12,989

Total revenue	868,943	631,185	2,568,360	1,760,134

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	298,164	201,308	845,150	575,529
Labor	286,593	217,275	832,776	652,976
Rent	15,089	13,723	44,497	40,445
Other operating	127,769	102,978	386,754	296,615
Pre-opening	6,740	4,894	17,327	14,296
Depreciation and amortization	31,627	29,364	94,146	87,434
Impairment and closure, net	29	716	550	871
General and administrative	41,234	25,951	114,807	88,520

Total costs and expenses	807,245	596,209	2,336,007	1,756,686

Income from operations	61,698	34,976	232,353	3,448

Interest expense, net	604	1,502	3,039	2,601
Equity income (loss) from investments in unconsolidated affiliates	266	1	288	(597)

Income before taxes	61,360	33,475	229,602	250
Income tax expense (benefit)	7,144	3,072	31,031	(13,999)

Net income including noncontrolling interests	54,216	30,403	198,571	14,249
Less: Net income attributable to noncontrolling interests	1,610	1,173	6,335	2,543
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$52,606	$29,230	$192,236	$11,706

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.75	$0.42	$2.76	$0.17
Diluted	$0.75	$0.42	$2.74	$0.17

Weighted average shares outstanding:
Basic	69,808	69,446	69,745	69,410
Diluted	70,146	69,898	70,148	69,830

Cash dividends declared per share	$0.40	$-	$0.80	$0.36

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 28, 2021	December 29, 2020
Cash and cash equivalents	$436,563	$363,155
Other current assets, net	101,352	147,496
Property and equipment, net	1,139,661	1,088,623
Operating lease right-of-use assets, net	558,452	530,625
Goodwill	127,001	127,001
Intangible assets, net	1,701	2,271
Other assets	77,823	65,990

Total assets	$2,442,553	$2,325,161

Current maturities of long-term debt	-	50,000
Other current liabilities	443,854	456,318
Operating lease liabilities, net of current portion	603,964	572,171
Long-term debt, excluding current maturities	190,000	190,000
Other liabilities	124,128	113,621
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	1,065,174	927,505
Noncontrolling interests	15,433	15,546

Total liabilities and equity	$2,442,553	$2,325,161

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 28, 2021	September 29, 2020
Cash flows from operating activities:
Net income including noncontrolling interests	$198,571	$14,249
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	94,146	87,434
Share-based compensation expense	30,797	22,070
Deferred income taxes	(435)	(15,572)
Other noncash adjustments, net	3,268	3,717
Change in working capital	22,362	34,137
Net cash provided by operating activities	348,709	146,035

Cash flows from investing activities:
Capital expenditures - property and equipment	(139,001)	(117,521)
Proceeds from sale of property and equipment	-	32
Proceeds from sale leaseback transactions	5,588	2,167
Net cash used in investing activities	(133,413)	(115,322)

Cash flows from financing activities:
(Payments on) proceeds from revolving credit facility, net	(50,000)	240,000
Repurchase of shares of common stock	(14,683)	(12,621)
Dividends paid	(55,849)	(24,989)
Other financing activities, net	(21,356)	(12,346)
Net cash (used in) provided by financing activities	(141,888)	190,044

Net increase in cash and cash equivalents	73,408	220,757
Cash and cash equivalents - beginning of period	363,155	107,879
Cash and cash equivalents - end of period	$436,563	$328,636

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended
	September 28, 2021	September 29, 2020	September 24, 2019
Income from operations	$61,698	$34,976	$44,884

Less:
Franchise royalties and fees	6,186	4,756	5,259

Add:
Pre-opening	6,740	4,894	4,736
Depreciation and amortization	31,627	29,364	28,347
Impairment and closure, net	29	716	61
General and administrative	41,234	25,951	35,225

Restaurant margin	$135,142	$91,145	$107,994

Restaurant margin (as a percentage of restaurant and other sales)	15.7%	14.5%	16.7%

	39 Weeks Ended
	September 28, 2021	September 29, 2020	September 24, 2019
Income from operations	$232,353	$3,448	$158,612

Less:
Franchise royalties and fees	18,236	12,989	16,205

Add:
Pre-opening	17,327	14,296	12,801
Depreciation and amortization	94,146	87,434	84,574
Impairment and closure, net	550	871	394
General and administrative	114,807	88,520	111,168

Restaurant margin	$440,947	$181,580	$351,344

Restaurant margin (as a percentage of restaurant and other sales)	17.3%	10.4%	17.4%

Texas Roadhouse, Inc. and Subsidiaries
Supplemental Financial and Operating Information
($ amounts in thousands, except weekly sales by group)
(unaudited)

	Third Quarter		Change	Year to Date		Change
	2021	2020	vs 2020	2021	2020	vs 2020
Restaurant openings
Company - Texas Roadhouse	6	4	2	14	10	4
Company - Bubba's 33	1	1	0	4	3	1
Company - Jaggers	0	0	0	0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0	0	1	(1)
Franchise - Texas Roadhouse - International	0	1	(1)	2	1	1
Total	7	6	1	20	15	5

Restaurants open at the end of the quarter
Company - Texas Roadhouse	517	493	24
Company - Bubba's 33	35	31	4
Company - Jaggers	3	2	1
Franchise - Texas Roadhouse - U.S.	69	70	(1)
Franchise - Texas Roadhouse - International	30	27	3
Total	654	623	31

	Third Quarter			Change		Change
	2021	2020	2019	vs 2020		vs 2019
Company restaurants
Restaurant and other sales	$862,757	$626,429	$645,230	37.7%		33.7%
Store weeks	7,164	6,810	6,509	5.2%		10.1%
Comparable restaurant sales (1)	30.2%	(6.3)%	4.4%
Texas Roadhouse restaurants only:
Comparable restaurant sales (1)	30.6%	(6.5)%	4.2%
Average unit volume (2)	$1,580	$1,211	$1,302	30.5%		21.4%
Weekly sales by group:
Comparable restaurants (485, 464, and 441 units respectively)	$121,633	$93,659	$100,578
Average unit volume restaurants (3) (18, 19, and 23 units, respectively)	$118,703	$80,556	$95,324
Restaurants less than 6 months old (14, 10, and 10 units, respectively)	$128,001	$93,616	$107,347

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.6%	32.1%	31.8%	242	bps	276	bps
Labor	33.2%	34.7%	33.8%	(147	)bps	(62	)bps
Rent	1.7%	2.2%	2.0%	(44	)bps	(26	)bps
Other operating	14.8%	16.4%	15.6%	(163	)bps	(80	)bps
Total	84.3%	85.5%	83.3%	(111	)bps	107	bps
Restaurant margin	15.7%	14.5%	16.7%	111	bps	(107	)bps
Restaurant margin ($ in thousands)	$135,142	$91,145	$107,994	48.3%		25.1%
Restaurant margin $/Store week	$18,865	$13,384	$16,591	41.0%		13.7%

Franchise restaurants
Franchise royalties and fees	$6,186	$4,756	$5,259	30.1%		17.6%
Store weeks	1,287	1,259	1,220	2.2%		5.5%
Comparable restaurant sales (1)	31.2%	(11.2)%	2.4%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	33.5%	(9.6)%	3.2%
Average unit volume (2)	$1,638	$1,228	$1,350	33.3%		21.3%

Pre-opening expense	$6,740	$4,894	$4,736	37.7%		42.3%
Depreciation and amortization	$31,627	$29,364	$28,347	7.7%		11.6%
As a % of revenue	3.6%	4.7%	4.4%	(101	)bps	(72	)bps
General and administrative expenses	$41,234	$25,951	$35,225	58.9%		17.1%
As a % of revenue	4.7%	4.1%	5.4%	63	bps	(67	)bps

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.